Exhibit (1)(n)

BLACKROCK BOND FUND, INC.

ARTICLES OF AMENDMENT

BLACKROCK BOND FUND, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation desires to amend its charter as currently in effect. The Corporation consists of the following two Series: BlackRock Bond Fund and BlackRock High Income Fund.

SECOND: Pursuant to Section 2-605 of the Maryland General Corporation Law, the charter of the Corporation is hereby amended as follows: BlackRock Bond Fund is hereby redesignated “BlackRock Total Return Fund.”

THIRD: These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law and are therefore made without action by the stockholders.

FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

FIFTH: As amended hereby, the Corporation’s charter shall remain in full force and effect.

IN WITNESS WHEREOF, BLACKROCK BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of the day of September, 2007.

BLACKROCK BOND FUND, INC.

By:
Donald C. Burke, Vice President

Witness:

Denis R. Molleur, Assistant Secretary

THE UNDERSIGNED, Vice President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

Donald C. Burke, Vice President

2